EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-96069
(To Prospectus dated July 3, 2003)





                     [INTERNET INFRASTRUCTURE HOLDRS LOGO]


                        1,000,000,000 Depositary Receipts
                    Internet Infrastructure HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 3, 2003, relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS (SM) Trust.

     The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                      Share         Primary
                        Name of Company       Ticker  Amounts    Trading Market
     Akamai Technologies Inc.                  AKAM       3          NASDAQ
     BEA Systems, Inc.                         BEAS      10          NASDAQ
     BroadVision, Inc.                         BVSN       1          NASDAQ
     E.piphany, Inc.                           EPNY     1.5          NASDAQ
     InfoSpace, Inc.                           INSP     0.8          NASDAQ
     InterNAP Network Services Corporation     INAP       5          NASDAQ
     Kana Software, Inc.                       KANA     0.2          NASDAQ
     NaviSite, Inc.                            NAVI   .1333          NASDAQ
     Openwave Systems Inc.                     OPWVD  3.221          NASDAQ
     Portal Software, Inc.                     PRSF       6          NASDAQ
     RealNetworks, Inc.                        RNWK       6          NASDAQ
     VeriSign, Inc.                            VRSN    6.15          NASDAQ
     Vignette Corporation                      VIGN       6          NASDAQ
     Vitria Technology, Inc.                   VITR       1          NASDAQ


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions

          The date of this prospectus supplement is September 30, 2003.